John W. Hlywak, Jr. (Investors)             Jay Higham (Media/Physicians)
 Senior Vice President &                     President and
 Chief Financial Officer                     Chief Operating Officer
IntegraMed America, Inc.                     IntegraMed America, Inc.
 (914) 251-4143                              (914) 251-4127
 email:  jhlywak@integramed.com              email:  jhigham@integramed.com
         ----------------------                      ----------------------
 Web Address:  http://www.integramed.com
                 -------------------------


                    IntegraMed America will be presenting at
          The J.M. Dutton Research West Coast Investment Conference on
                            Tuesday, April 5th, 2005

Purchase, NY, March 31, 2005 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced that John Hlywak, Senior Vice President and Chief Financial Officer, will make a presentation to analysts and portfolio managers at The J.M. Dutton and Associates "Recognizing Opportunity" Small Cap Conference on Tuesday, April 5th at 2:20 PM Eastern time.

Nineteen top-rated small cap firms will be presenting at the Conference.

**Analysts and portfolio managers who wish to attend the presentation should contact J.M. Dutton and Associates at www.jmdutton.com to request additional information. Investors may access an Internet webcast of the presentation at the Upcoming Events section of the Investor pages of IntegraMed's website: http://www.integramed.com

About IntegraMed America

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

About J.M. Dutton & Associates
J.M. Dutton & Associates is an international investment research firm that offers high-quality, independent, issuer paid research primarily on small-cap companies. These companies are principally U.S.-traded companies, including issuers of ADRs, and are based in North America, the United Kingdom, Israel, China and other EU countries. J.M. Dutton research reports and notes are available on the worldwide institutional systems of Bloomberg Professional System and First Call. Zacks, Multex, and many others also carry their reports and notes. All the major consensus estimates -- First Call, Zacks, Multex, and the JCF GROUP in Europe -- include the J.M. Dutton & Associates estimates and stock rating.

                                     - more

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Forward-Looking Statements

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of March 31, 2005 and IntegraMed undertakes no duty to update this information.










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